Exhibit 10.5

Nondisclosure, Noncompetition and
Invention Assignment Agreement

This Nondisclosure, Noncompetition and Invention Assignment Agreement (this “Agreement”) is made by and between Senesco Technologies, Inc., a Delaware corporation, and its wholly-owned subsidiaries, Senesco, Inc., a New Jersey corporation and Fabrus, Inc., a Delaware corporation (hereinafter collectively, the “Employer”) and [___] (“Employee”), to be effective as of [     ], 2014:

1.            Confidential Information and Company Property.

1.1        Employee acknowledges that Employer and its subsidiaries and their respective successors (hereinafter collectively, the “Company”) possess certain Confidential Information that has been and may be revealed to or learned by Employee during Employee’s employment with the Company. Employee acknowledges that the term “Confidential Information” includes all information that has or could have commercial value or other utility in the Company’s Business, or the unauthorized disclosure of which could be detrimental to the Company’s interests, whether or not such information is specifically identified as Confidential Information by the Company.

1.2        Employee acknowledges that the Company’s Business includes all businesses in which the Company is planning or preparing to engage and all businesses in which the Company is currently engaged as well as such other businesses as the Company may enter, plan to enter, or prepare to enter subsequent to the date that this Agreement is executed.

1.3        By way of example and not limitation, Confidential Information includes any and all information, whether or not meeting the legal definition of a trade secret, concerning the Company’s actual, planned or contemplated (i) marketing plans, business plans, strategies, forecasts, budgets, projections and costs; (ii) personnel information; (iii) customer, vendor and supplier lists; (iv) customer, vendor and supplier needs, transaction histories, contacts, volumes, characteristics, agreements and prices; (v) promotions, operations, sales, marketing, and research and development; (vi) business operations, internal structures and financial affairs; (vii) software and operating systems and procedures; (viii) pricing structure of the Company’s services and products; (ix) proposed services and products; (x) contracts with other parties; (xi) performance characteristics of the Company’s products; and (xii) Inventions and Works as defined in Section 4. Confidential Information does not include information that has become widely known to the public other than through the improper disclosure of Employee. Notwithstanding anything to the contrary in this Agreement, however, Confidential Information includes any and all information that the Company is obligated to maintain as confidential.

1.4        During the term of Employee’s employment with the Company and thereafter, Employee will not, directly or indirectly, use or disclose to anyone, or authorize disclosure or use by anyone of, any of the Confidential Information revealed to, learned by or created by Employee during the course of Employee’s employment with the Company, unless such use or disclosure is both consistent with the Company’s obligations and is for the sole purpose of carrying out Employee’s duties to the Company. Employee further agrees that Employee’s will take all reasonable efforts to protect the confidentiality of Confidential Information.

1.5        Employee acknowledges that Confidential Information is essential to the Company’s Business. Employee will not remove from the Company’s place of business any document or other medium containing Confidential Information, or other Company property, without the permission of the Company, which permission the Company may in its absolute discretion withhold. Employee agrees that Employee will not make any copies of Confidential Information or other Company property except as authorized by the Company. Employee agrees that at the cessation of Employee’s employment Employee will return to the Company immediately any and all Company property and documents and other media containing Confidential Information (and all copies thereof) in Employee’s possession, custody or control. The Company’s property includes, but is not limited to, all financial books, records, instruments and documents; customer lists; data; reports; programs; software; hardware; tapes; rolodexes; telephone and address books; card decks; listings; programming; customer files and records; and any and all other instruments, records and documents recorded or stored on any medium whatsoever relating or pertaining, directly or indirectly, to corporations, governmental entities and other persons and entities with whom the Company has or has had contractual relations, the services or products provided by the Company, or the Company’s Business or business affairs.

1.6        If Employee is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose Confidential Information, Employee will immediately notify the Company of such request or requirement so that the Company may take any action deemed by the Company to be necessary or advisable to protect the confidentiality of the Confidential Information. Unless the Company waives the protections of this Agreement in writing, Employee agrees to take all lawful steps to protect the confidentiality of the Confidential Information and to cooperate fully with the Company’s efforts to protect the confidentiality of the Confidential Information, including, but not limited to, seeking a protective order and refusing to produce such Confidential Information unless compelled to do so by a final order that has been upheld by the highest appellate court having jurisdiction over the matter. If Employee is ultimately compelled to disclose Confidential Information, Employee agrees to take all lawful efforts to limit the dissemination of, and maintain the confidentiality of, the Confidential Information. Employer agrees to reimburse Employee for reasonable expenses incurred by Employee in complying with this Section 1.6.

2.            Employee Responsibilities and Restrictive Covenants.

2.1        Employee agrees to devote Employee’s best efforts and entire work time and attention to the Company’s Business during the term of Employee’s employment with the Company. While the Company does not seek to interfere with the off-duty and personal conduct of its employees, certain conduct may interfere with the Company’s legitimate business interests. Employee agrees that, during the term of Employee’s employment, except as otherwise approved in writing by the Company, which approval the Company may in its absolute discretion withhold, Employee will not engage in any outside business activity that conflicts with, or adversely affects, Employee’s job performance. Employee must disclose to the Board of Directors his involvement in any outside business activity that may conflict with or be adverse to the interests of the Company. Employee further agrees that, during the term of Employee’s employment, except as otherwise approved in writing by the Company, which approval the Company may in its absolute discretion withhold, Employee will not engage in:

(a)        Employment that conflicts with Employee’s work schedule, duties, or responsibilities;

(b)        Employment that is incompatible with Employee’s employment with the Company;

(c)        Employment that impairs or has a detrimental effect on Employee’s work performance with the Company;

(d)        Employment that requires Employee to conduct work or related activities on the Company’s property during Employee’s working hours or to use the Company’s facilities and/or equipment.

2.2        Employee further agrees that Employee will not take any action inconsistent with the fiduciary relationship of an employee to his corporate employer. This shall not prohibit Employee from owning stock or other securities of a competitor of the Company or any subsidiary or affiliate of such competitor so long as Employee’s ownership does not interfere with Employee’s job performance.

2.3        Employee agrees that, for a period of twelve (12) months after the cessation of Employee’s employment, Employee will not, either directly or indirectly, or for himself/herself or through, on behalf of, or in conjunction with any person, persons or legal entity, own, maintain, operate, engage in, assist, be employed by, or have any interest in any business engaging in or planning to be engaged in the Company’s business in which Employee works.

2.4        Employee agrees that, during the term of Employee’s employment with the Company, and for a period of twelve (12) months thereafter, Employee will not, either directly or indirectly, or for himself/herself or through, on behalf of or in conjunction with any person, persons or legal entity, persuade, induce or attempt to persuade or induce any employee or person who has provided services to the Company as an employee or independent contractor or employee of an independent contractor to leave his/her employment with the Company or to refrain from providing services to the Company.

2.5        Employee agrees that, for a period of twelve (12) months after the cessation of Employee’s employment, Employee will promptly inform Employer in writing of any employment or other business affiliations that Employee has with any business or business entity offering or planning to offer a service or product in competition with the Company. Such information will include, but not be limited to (i) the name and address of the business or business entity with which Employee has such a relationship; and (ii) the general nature of Employee’s business-related activities. To the extent requested by Employer, Employee agrees to provide such additional information as Employer reasonably believes to be necessary for Employer to ascertain whether Employee is complying with this Agreement.

2.6        Employer and Employee agree that Sections 2.1 through 2.3 hereof are not intended to, and do not, prevent ownership of up to 5% or $100,000, whichever is less, of any class of equity or debt securities that are traded on a national securities exchange.

3.            Company Access.

3.1        Employee agrees and consents that, during the term of Employee’s employment with the Company and thereafter, the Company may review, audit, intercept, access and disclose all messages created, stored, received or sent over the electronic mail and Internet access systems provided by the Company, with or without notice to Employee, and that such review, audit, interception, access or disclosure may occur during or after working hours. Employee further consents and agrees that the Company may, at any time, access, review and disclose the contents of all computers, computer disks and other data-storage equipment and devices, files, desks, drawers, closets, cabinets and work stations that are either on the Company’s premises or owned or provided by the Company.

4.            Intellectual Property.

4.1        Employee agrees to disclose fully, promptly and in writing to Employer any and all Inventions and Works, separately defined below, that are conceived, made, reduced to practice, developed, authored, created, drawn or written at any time while Employee is employed by the Company and for a period of six (6) months thereafter. Employee will generate and provide to the Company adequate and current written records of all Inventions and Works in the form of notes, sketches, drawings, reports, notebooks or other documents relating thereto or in such other form as will be requested by the Company, which records and any copies thereof will be and will remain the exclusive property of Employer and will be available to the Company at all times.

(a)  Employer and Employee agree that the term “Inventions” is defined in this Agreement to include any and all new or useful ideas, developments, discoveries, improvements, designs, formulas, modifications, trademarks, service marks, trade secrets, and other intellectual property, whether patentable or not (including without limitation any technology, computer programs, software, test, concept, idea, apparatus, device, mechanism, equipment, machinery, process, method, composition of matter, formula or technique), and all know-how related thereto, that Employee conceives, makes, reduces to practice, or develops, solely or jointly with others, that (i) relate to the actual or contemplated business, work or activities of the Company, (ii) result from or are suggested by any work that Employee has done or may do on behalf of the Company, or by any information that Employee may receive while employed by the Company, or (iii) are developed, tested, improved or investigated either in part or entirely on time for which Employee was paid by the Company, or with the use of premises, equipment or property provided, owned, leased or contracted for by or on behalf of the Company.

4.2        Employer and Employee agree that the term “Works” is defined in this Agreement to include any and all materials for which copyright protection may be obtained, including without limitation literary works (including books, pamphlets, articles and other writings), mask works, artistic works (including designs, graphs, drawings, blueprints and other graphic works), computer programs, compilations, recordings, photographs, motion pictures and other audio-visual works that Employee authors, conceives, creates, draws, makes or writes, solely or jointly with others, that (i) relate to the actual or contemplated business, work or activities of the Company, (ii) result from or are suggested by any work that Employee has done or may do on behalf of the Company, or by any information that Employee may receive while employed by the Company, or (iii) are developed, tested, improved or investigated either in part or entirely on time for which Employee was paid by the Company, or with the use of premises, equipment or property provided, owned, leased or contracted for by or on behalf of the Company.

4.3        Employee agrees to assign, transfer and convey, and hereby assigns, transfers and conveys, to Employer all of the right, title and interest in and to any and all such Inventions and Works that Employee has or may acquire in such Inventions or Works that are conceived, made, reduced to practice, developed, authored, created, drawn or written at any time while Employee is employed by the Company. Employee further agrees that for a period of six (6) months after the end of the employment relationship, Employee shall notify and inform Employer of any and all Inventions and Works Employee conceives, makes, or reduces to practice, develops, authors, or creates, and agrees to assign, transfer and convey, and hereby assigns, transfers and conveys, to the Company all of the right, title and interest in and to any and all such Inventions and Works that Employee conceives, makes, reduces to practice, develops, authors, or creates, drawn or written, arising from, based upon, relating to, utilizing, or employing Company’s proprietary, confidential, or trade secret information or the use of the Company’s facilities. Employee agrees that Employer will be the sole owner of all patents, copyrights, trademarks and other intellectual property rights in connection therewith, and agrees to take all such actions as may be requested by the Company during Employee’s employment with the Company and at any time thereafter, with respect to any such Inventions or Works to confirm or evidence such assignment, transfer, conveyance or ownership, and to assist in the Company’s maintenance, enforcement, licensing, assignment, transfer, or conveyance of rights in respect of the Inventions or Works.

4.4        By way of example and not limitation, at any time and from time to time, upon the request of the Company, Employee agrees to execute, acknowledge, swear to, seal and deliver to the Company any and all lawful instruments, documents and papers, give evidence and do any and all other lawful acts that, in the opinion of the Company, are or may be necessary or desirable to document such assignment, transfer and conveyance or to enable the Company to file and prosecute applications for, and to acquire, maintain and enforce any and all patents, trademarks, copyrights and other property rights under United States, local, state or foreign law with respect to, any such Inventions or Works, or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark, copyright or other intellectual property right. By way of further example and not limitation, Employee agrees to meet with Company representatives or attorneys for the purpose of initiating, maintaining or defending litigation, administrative or other proceedings, and to participate fully in litigation, administrative or other proceedings as requested by the Company. In the event that the Company may be unable, for any reason whatsoever, after reasonable effort, to secure Employee’s signature on any patent, copyright, trademark or other intellectual property application or other papers, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact to act for and on behalf of Employee to execute, acknowledge, swear to, seal and deliver to the Company and file any such application or applications or other papers, and to do all other lawfully permitted acts to further the provisions of this Section 4.

4.5        Employer agrees to reimburse Employee for reasonable expenses incurred by Employee in complying with the provisions of Sections 4.3 and 4.4 of this Agreement. Employer and Employee agree that Employee is not entitled to additional compensation beyond that paid to Employee for the period of time that Employee is employed by the Company, which compensation, along with Employer’s understandings set forth in this Agreement, is expressly acknowledged to be adequate consideration for all of Employee’s promises and obligations set forth in this Agreement.

4.6        Employee expressly acknowledges and states that all Works that are made by Employee (solely or jointly with others) are being created at the instance of Employer and are “works made for hire,” as that term is defined in the Copyright Act of 1976, 17 U.S.C. § 101. In the event that such laws are inapplicable or in the event that any such Works, or any part thereof, are determined by a court of competent jurisdiction not to be a work made for hire, this Agreement will operate as an irrevocable and unconditional assignment by Employee to Employer of all Employee’s right, title and interest (including, without limitation, all rights in and to the copyrights throughout the world, including the right to prepare derivative works and the rights to all renewals and extensions) in the Works in perpetuity.

4.7        Employee represents that Exhibit A to this Agreement describes all Inventions and Works, whether patentable or not, that have been conceived, made, reduced to practice, developed, authored, created, drawn or written prior to Employee’s employment by the Company; provided, however, that Employee has not disclosed in Exhibit A information that is a trade secret belonging to another, or that is the subject of a contract preventing Employee’s disclosure of such information to the Company.

5.            Employee Representations.

5.1        Employee represents and warrants that this Agreement and Employee’s employment by the Company do not conflict with and will not be constrained by any prior business relationship or contract, and that Employee does not possess trade secrets or other proprietary information arising out of any prior business relationship or contract that, in Employee’s best judgment, would be utilized in connection with Employee’s employment with the Company. Employee further agrees that Employee will not disclose any such trade secrets or other proprietary information to the Company or others.

5.2        Employee represents and warrants that if Employee’s employment with the Company were to terminate, Employee could earn a living while fully complying with all of the terms of this Agreement and that the restrictions contained in this Agreement are reasonable and necessary to protect the Company’s legitimate interests in its Confidential Information and customer relationships.

6.            Interpretation.

6.1        Wherever this Agreement contemplates that Employee will have an obligation or restriction at or after the term of Employee’s employment with the Company, Employee agrees that that obligation or restriction will exist without regard to which party to the Agreement terminates the employment relationship, and without regard to the reason (or lack thereof) for the termination of the employment relationship.

6.2        Employer and Employee agree that this Agreement constitutes the entire understanding and agreement of Employee and the Company with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Company and Employee.

6.3        Employer and Employee agree that if any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, such provision will be deemed severable and the remainder of this Agreement will remain valid and fully enforceable.

6.4        Employer and Employee agree that if all or any portion of a covenant is held unreasonable or unenforceable by a court or agency having valid jurisdiction in a final decision, Employee will be bound by any lesser covenant subsumed within the terms of such covenant, which lesser covenant imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Agreement.

6.5        Employer and Employee agree that the headings in this Agreement are included solely for convenience and will be given no effect in the construction of this Agreement.

6.6        Employer and Employee agree that, although this Agreement was drafted by Employer, it accurately reflects both parties’ intent and understanding and should not be presumptively construed against the Company in the event that there is any dispute over the meaning or intent of any provision.

7.            Enforcement.

7.1        If requested by Employer, Employee agrees, at any time during the term of Employee’s employment and thereafter, to reaffirm in writing the obligations imposed by, and Employee’s past compliance with, any or all of the provisions of this Agreement.

7.2        Employee agrees that if Employee engages in any activities prohibited by this Agreement or fails to take actions required by this Agreement, irreparable harm to the Company will likely result, for which a remedy in the form of damages may not be adequate or otherwise ascertainable. Consequently, Employer will be entitled to temporary, preliminary and permanent injunctive relief against Employee. This section will not limit any other legal or equitable remedies that Employer may have against Employee for violations of these restrictions.

7.3        Employer and Employee agree that this Agreement will be governed by the laws of the State of New Jersey, without giving effect to the conflict of laws provisions thereof. All suits, proceedings and other actions relating to, arising out of or in connection with this Agreement will be submitted solely to the in personam jurisdiction in the State of New Jersey . Employee hereby waives any claims against or objections to such in personam jurisdiction.

7.4        Employer and Employee agree that, in any lawsuit for breach of this Agreement, the prevailing party will be entitled to recover its or his/her reasonable attorneys’ fees and costs, including expert witness fees, unless there is an express determination by the court that the nonprevailing party’s position was substantially justified.

8.            General.

8.1        Employer and Employee agree that this Agreement will be binding upon and inure to the benefit of the Company and its successors and assigns. This Agreement may be assigned in whole or in part by Employer to a successor to all or substantially all of the business or assets of Employer or the subportion of the business or assets of Employer that relate to Employee’s duties; or to any division or part of Employer; or to any subsidiary, affiliate or division; or to any entity that is majority-owned by Employer or its subsidiaries, divisions or affiliates.

8.2        Employer and Employee agree that any term or provision of this Agreement may be amended or waived only by a writing signed by Employee and an officer of Employer. The failure of either party to enforce any of the provisions in this Agreement will not be construed to be a waiver of the right of that party to enforce such provision thereafter.

8.3        Employee agrees that this Agreement is not confidential, and that the Company may, during the term of Employee’s employment with the Company and thereafter, provide copies of this Agreement to others, including persons or entities that may employ, do business with or consider employing or doing business with Employee in the future.

8.4        Employee and Employer agree that this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

8.5        By Employee’s signature below, Employee acknowledges that Employee (i) has had sufficient opportunity to read each provision of this Agreement and understands each provision, (ii) has had an opportunity to review the Agreement with legal counsel of Employee’s choice, (iii) is not under duress and (iv) is not relying on any representations or promises that are not set forth in the Agreement.

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EMPLOYEE:	EMPLOYER:

Signature:	Signature:

Name (Print):	Name (Print):

Title:	Title:

Date:	Date:

Exhibit A attached: Yes_______ No______

Exhibit A

The following is a complete list of all Inventions and Works that have been conceived, made, reduced to practice, developed, authored, created, drawn or written by me alone or jointly with others prior to my engagement by the Company.

Due to a preexisting contract with another party, I cannot disclose certain Inventions or Works that would otherwise be included on the above list.

_________additional sheets are attached.

(number)

EMPLOYEE:

Signature:

Name (Print):

Title:

Date: